Exhibit 10.1

AMENDMENT TO PROMISSORY NOTE

This AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated effective as of June 23, 2025 (the “Amendment Effective Date”), by and between NextNRG Inc., a Delaware Corporation (the “Company”) and Alcourt LLC a Delaware LLC (“Alcourt” and together with the Company, the “Parties”).

WHEREAS, the Company and Alcourt entered into and executed a Promissory Note, dated as of, March 31, 2025 (the “Note”); and

WHEREAS, the Note which is accruing interest at a rate of 15% per annum, was due on April 30, 2025 and the Parties extended until May 31, 2025; and

WHEREAS, the Company and Alcourt would like to further extend the Note.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Note, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Note, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to Note.

The Maturity Date shall be modified to state “June 30, 2025” (“Extended Maturity Date”) All sums due and owing shall be paid on the Extended Maturity Date, time being of the essence. In consideration for the extension set forth above, Borrower shall issue 90,000 shares of its restricted common stock to Lender. Borrower shall have the option to extend the Maturity Date for additional one month periods in exchange for transferring to the Lender 90,000 additional shares for each extension, provided however that the Maturity Date shall not be extended beyond September 30, 2025.

5. Effect on Note. Except as expressly amended by this Amendment, all of the terms and provisions of the Note shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

NextNRG Inc.

By:	/s/ Michael D. Farkas
Name:	Michael D. Farkas
Title:	Executive Chairman and CEO

Alcourt LLC

By:	/s/ Gregory Preis
Name:	Gregory Preis
Title:	Authorized Signatory

2